                                                                    EXHIBIT 23.9

                        CONSENT OF SALOMON BROTHERS INC

     We hereby consent to the use of our name and to the description of our opinion letter, dated August 5, 1997, under the caption "The Merger and Related Transactions -- Opinion of Financial Advisor to ProNet" in, and to the inclusion of such opinion letter as Exhibit C to, the Joint Proxy Statement/Prospectus included in the Registration Statement on Form S-4 of Metrocall, Inc. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                          SALOMON BROTHERS INC

                                          By    /s/ SALOMON BROTHERS INC
                                            ------------------------------------
New York, New York
November 5, 1997